UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2002

Champps Entertainment, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

0-22639	04-3370491
(Commission File Number)	(IRS Employee Identification No.)

10735 Park Meadows Drive Suite 560 Littleton, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

(Former name or former address, if changed since last report)

Item 5.    Other Events.

At the Registrant’s annual meeting on December 4, 2002, shareholders reelected Stephen F. Edwards and Alan D. Schwartz to new three year terms on the board of directors. Also on December 4, 2002, two new directors, Charles G. Phillips and Ian Hamilton, were appointed to the board, bringing the total size of the board to nine. The Registrant issued a press release on December 6, 2002, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Also at the annual meeting shareholders approved the selection of KPMG LLP to serve as the Registrant’s independent auditors for the 2003 fiscal year. Shareholders did not approve proposed amendments to the Registrant’s 1997 Stock Option and Incentive Plan that included an increase in the number of shares authorized to be issued under the plan from 1,250,000 to 3,000,000.

Item 7.    Exhibits.

99.1	Press Release dated December 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc.
(Registrant)

Date: December 12, 2002	By:	/s/ Frederick J. Dreibholz
Vice President Chief Financial Officer